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                                                                    EXHIBIT 3.39

                             STATE OF MISSISSIPPI



                              SECRETARY OF STATE
                                  DICK MOLPUS

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                                                  /s/ Dick Molpus




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          401 MISSISSIPPI STREET -- P.O. BOX 138 -- JACKSON, MS 38206
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                           TELEPHONE (401) 266-1380

                            (Attach condensed copy)

                          [X] PROFIT     [_]  NONPROFIT
                            (Mark Appropriate Box)

     The undersigned persons, purchased in Section 79-11-137 (a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:


1.  The name of the corporation is:

                           BAY ST. LOUIS CASINO CORP.
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2.  Domestic address is    1900   24TH AVENUE
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                         GULFPORT, MISSISSIPPI  39501
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3.  FOR NON-PROFITS ONLY: The period of expiration is 99 years or ______________


4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

                    Class(es)                     No. of Shares Authorized
                    --------                      ------------------------
                     COMMON                               10,000
           -------------------------          --------------------------------
           _________________________          ________________________________
           _________________________          ________________________________

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
5.  The street address of its initial registered office is:

                               1900 24/TH/ AVENUE
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                             GULFPORT, MISSISSIPPI        39501
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                               City/State/Zip

    and the name of its initial registered agent at such address is: VIRGIL G.
                                                                     ---------
    GILLESPIE
    ---------
6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT):


                    VIRGIL G. GILLESPIE
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                    1900  24/TH/ AVENUE
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                    GULFPORT, MISSISSIPPI     39501
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                           Name/Street Address/City/State/Zip


7.  Other provisions: Shareholders have presumptive right to acquire a
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    proportionate share of any additional stock issued or sale of treasury
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    stock, based upon the pro rate share of stock of any given stockholder, as
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    his shares bear to the total amount of stock issued.
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                              /s/  Virgil G. Gillespie
                              -----------------------------------
                                   VIRGIL G. GILLESPIE

                              ___________________________________
                              INCORPORATORS (SIGNATURES)
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                                   Office of

                              VIRGIL G. GILLESPIE
                                ATTORNEY AT LAW

                                 April 6, 1992

Secretary of State
P.O. Box 136
Jackson, Mississippi 39205-0136

RE:     ARTICLES OF INCORPORATION
        BAY ST. LOUIS CASINO CORP.



Dear Sir:

I enclose herewith duplicate originals of Articles of Incorporation for Bay St. Louis Casino Corp., which I would thank you to file and return to me. Also enclosed is my check for $50.00 as a filing fee.

Yours very truly,

/s/ Virgil G. Gillespie

VIRGIL G. GILLESPIE

VGG/jpc

Enclosures: